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                                                  Exhibit 3(b)

                                                         As Amended 1/28/93



                                KENTUCKY POWER COMPANY

                                       BY-LAWS

                                      SECTION 1

                                    Annual Meeting

               The annual meeting of the stockholders of the Company shall be held at its office in the City of Ashland, County of Boyd, and State of Kentucky, on the second Monday in May in each year at such hour, stated in the notice of meeting, as the Directors may determine.

                                      SECTION II

                                   Special Meetings

               Special meetings of the stockholders may be held upon call of the Board of Directors at such time and at such place within the State of Kentucky as may be stated in the call and notice.

                                     SECTION III

                                  Notice of Meetings

               Notice of the time and place of every meeting of stock-holders shall be mailed at least ten days previous thereto, to each stockholder of record entitled to vote thereat who shall have furnished a written address to the Secretary of the Company for the purpose. Such further notice shall be given as may be required by law. But meetings may be held without notice, if all stockholders entitled to vote are present, or if notice is waived by those not present.

                                      SECTION IV

                                        Quorum

               The holders of a majority of the shares of the capital stock of the Company issued and outstanding entitled to vote, present in person or by proxy, shall constitute a quorum at all meetings of the stockholders; if there be no such quorum, the holders of a majority of such stock so present or represented may adjourn the meeting from time to time.

                                      SECTION V

                          Conduct of Stockholders' Meetings





               Meetings of the stockholders shall be presided over by the Chairman of the Board, or, if he is not present, by the President, or, if neither is present, by a Vice President, or, if none of such officers if present, by a Chairman to be elected at the meeting. The Secretary of the Company shall act as Secretary of such meetings, if present. (As amended 2/1/80)

                                      SECTION VI

                                  Board of Directors

               The business and property of the Company shall be managed and controlled by a Board of seven (7) Directors to be elected at the annual meeting of stockholders in each year, and to hold office for one year, or until their successors are elected and have qualified. (As amended 1/28/93)

               A Director may be a resident and citizen of any State. (As amended 6/24/82)

                                     SECTION VII

                                      Vacancies

               Whenever any vacancy shall have occurred in the board, by death, resignation, or otherwise, it shall be filled by the Board at any meeting, and the person so chosen shall hold office for the unexpired term of the Director whom he succeeds.

                                     SECTION VIII

                                Meetings of the Board

               Regular meetings of the Board of Directors shall be held at such time and at such places as may from time to time be fixed by resolution of the Board, and special meetings may be held at any time and at any place upon the call of the Chairman of the Board, by oral, telegraphic or written notice duly served on or sent or mailed to each Director, not less than two days before such meeting. A meeting of the Board may be held without notice immediately after the annual meeting of stockholders, at the same place at which such meeting was held. Notice need not be given of regular meetings of the Board held at times fixed by resolution of the Board. Meetings may be held at any time without notice, if all the Directors are present or if those not present waive notice of the meeting in writing. (As amended 2/1/80)

                                      SECTION IX

                                       Officers

               The Board of Directors, as soon as may be convenient after the election of directors in each year, shall elect from among their number a Chairman of the Board and shall also elect a President, one or more Vice Presidents, a Secretary and a Treasurer and shall, from time to time, elect such other officers as they may deem proper. The same person may be elected to more than one office. (As amended 12/19/90)

                                      SECTION X

                                    Term of Office

               The term of office of all officers shall be one year or until their respective successors are elected, but any officer may be removed from office at any time by the Board of Directors.

                                      SECTION XI

                                  Powers and Duties

               The officers of the Company shall have such powers and duties as generally pertain to their offices, respectively, as well as such powers and duties as from time to time shall be conferred by the Board of Directors.

                                     SECTION XII

                                   Indemnification

               (1)  Definitions.  In this Section XII:

                    (a) "expenses" includes, without limitation, counsel fees;

                    (b) "employee" shall include, without limitation, any employee, including any professionally licensed employee of the Company. Such term shall also include, without limitation, any employee, including any professionally licensed employee, of a subsidiary or affiliate of the Company who is acting on behalf of the Company;

                    (c) "liability" means the obligation to pay a judg-ment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding;

                    (d) "official capacity" means, (i) when used with respect to a Director, the office of Director in the Company; or (ii) when used with respect to an individual other than a Director, the elective or appointive office in the Company held by the officer or the employment of agency relationship undertaken by the employee or agent on behalf of the Company. "Official capacity" does not include service, at the request of the Company or other-wise, for any other foreign or domestic corpor-ation or any partnership, joint venture, trust, employee benefit plan, or other enterprise whether for profit or not;

                    (e) "party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding;

                    (f) "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, including all appeals.

               (2) Indemnification. The Company shall indemnify any person who was or is made a party to a proceeding because such person is or was a Director, officer or employee of the Company, or any subsidiary or affiliate of the Company, or is or was serving at the request of the Company as a director, trustee, partner, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether for profit or not, against liability incurred by such person in connection with the proceeding and against all reasonable expenses incurred in successfully asserting a claim for indemnification pursuant to this Section XII if (i) such person conducted himself or herself in good faith; and (ii) such person reasonably believed, in the case of conduct in his or her official capacity with the Company, that his or her conduct was in the best interests of the Company, and in all other cases that his or her conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Indemnification required under this Section XII in connection with a proceeding by or in the right of the Company is limited to reasonable expenses incurred in connection with the proceeding. A person is considered to be serving an employee benefit plan at the Company's request if such person's duties to the Company also impose duties on, or otherwise involve services by, such person to the plan or to participants in or beneficiaries of the plan.
          A person's conduct with respect to an employee benefit plan for a purpose such person reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of this Section XII. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director, officer or employee did not meet the standard of conduct set forth in this subsection (2).

               (3) Limitations upon Indemnification. Notwithstanding the provisions of subsection (2) of this Section XII, no indemnification shall be made in connection with: (a) any proceeding by or in the right of the Company in which the person seeking indemnification was adjudged liable to the Company; or (b) any proceeding charging any person with improper benefit to him or herself, whether or not involving action in such person's official capacity, in which such person was adjudged to be liable on the basis that personal benefit was improperly received by such person.

               (4) Determination and Authorization of Indemnification. In any case in which a Director, officer or employee of the Company requests indemnification, upon such person's request, the Board of Directors shall meet within sixty (60) days thereof to determine whether such person is eligible for indemnification in accordance with the applicable standards of conduct set forth in subsection (2) of this Section XII or to cause such a determination to be made in a manner provided for in this subsection (4). Such determination shall be made as follows:

                    (a) By the Board of Directors by a majority vote of a quorum consisting of Directors not at the time parties to the proceeding;

                    (b) If a quorum cannot be obtained under paragraph (a) of this subsection (4), by majority vote of a committee of the Board, duly designated to act in the matter by a majority vote of the full Board of Directors (in which designation Directors who are parties to the proceeding may participate), consisting solely of two or more Directors not at the time parties to the proceeding;

                    (c)  By special legal counsel:

                         (i) Selected by the Board of Directors or its committee in the manner prescribed in paragraphs
                              (a) or (b) of this subsection (4); or

                         (ii) If a quorum of the Board of Directors cannot be
                              obtained under paragraph (a) of this subsection
                              (4) and a committee cannot be designated under paragraph (b) of this subsection (4), selected by majority vote of the full Board of Directors, in which selection Directors who are parties to the proceeding may participate; or

                    (d) By the stockholders, but shares owned by or voted under the control of Directors, officers or employees who are at the time parties to the proceeding may not be voted on the determination; or

                    (e) By the Chairman of the Board if the person seeking indemnification is not a Director or officer of the Company.

          Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the deter-mination that indemnification is permissible is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under paragraph (c) of this subsection (4) to select counsel.

               (5) Advancement of Expenses. To the fullest extent permitted by law, the Company shall promptly advance expenses as they are incurred by any person who is a party to any proceeding, by reason of the fact that such person is or was a Director, officer of employee of the Company or of any subsidiary or affiliate of the Company, or is or was serving at the request of the Company as a director, trustee, partner, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether for profit or not, upon request of such person and receipt of an undertaking by or on behalf of such person to repay amounts advanced to the extent that it is ultimately determined that such person was not eligible for indemnification in accordance with the standards set forth in subsection (2) of this Section XII.

               (6) Contract Rights; Non-exclusivity of Indemnification; Contractual Indemnification. The foregoing provisions of this
          Section XII shall be deemed to be a contract between the Company and each Director, officer or employee of the Company, or its subsidiaries or affiliates, and any modification or repeal of this
          Section XII or any provisions of the Kentucky Business Corporation Act shall not diminish any rights or obligations existing prior to such modification or repeal with respect to any proceeding theretofore or thereafter brought; provided, however, that the right of indemnification provided in this Section XII shall not be deemed exclusive of any other rights to which any Director, officer or employee of the Company may now be or hereafter become entitled apart from this Section XII, under any applicable law including the Kentucky Business Corporation Act. Irrespective of the provisions of this Section XII, the Board of Directors may, at any time or from time to time, approve indemnification of Directors, officers, employees or agents of the Company to the full extent permitted by the Kentucky Business Corporation Act at the time in effect, whether on account of past or future actions or transactions. Notwith-standing the foregoing, the Company shall enter into such additional contracts providing for indemnification and advancement of expenses with Directors, officers or employees of the Company or its sub-sidiaries or affiliates as the Board of Directors shall authorize, provided that the terms of any such contract shall be consistent with the provisions of the Kentucky Business Corporation Act.

               (7) Miscellaneous Provisions. The indemnification provided by this Section XII shall be limited with respect to Directors, officers and controlling persons to the extent provided in any undertaking entered into by the Company or its subsidiaries or affiliates, as required by the Securities and Exchange Commission pursuant to any rule or regulation of the Securities and Exchange Commission now or hereafter in effect.

               If the Company indemnifies or advances expenses to a Director pursuant to this Section XII in connection with a proceeding by or in the right of the Company, then the Company shall report the indemnification or advance as required by the Kentucky Business Corporation Act.

               The Company may purchase and maintain insurance on behalf of any person described in this Section XII against any liability which may be asserted against such person whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Section XII.

               Every reference in this Section XII to Directors, officers or employees shall include, unless the context requires otherwise, former Directors, officers and employees and their respective heirs, executors and administrators.

               If any provision of this Section XII shall be found invalid or limited in application by reason of any law, regulation or proceeding, it shall not affect any other provision or the validity of the remaining provisions hereof.

               The provisions of this Section XII shall be applicable to claims, actions, suits or proceedings made, commenced or pending after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof. (As amended 4/21/87)

                                      SECTION XIII

                                     Shares of Stock

               The stock of the Company shall be transferable or assignable only on the books of the Company by the holders, in person or by attorney, on the surrender of the certificate therefor. The Boards of Directors may appoint such Transfer Agents and Registrars of stock as to them may seem expedient.

                                       SECTION XIV

                                Closing of Transfer Books

               The transfer books of the Company may, in the discretion of the Board of Directors, be closed for such length of time before the annual meeting of the stockholders and in other cases, including the payment of any dividend, as may be determined by the Board from time to time.

                                       SECTION XV

                                  Amendment of By-Laws

               These By-Laws may be amended or added to at any meeting of the Directors, by affirmative vote of a majority of all the Directors, if notice of the proposed change has been delivered or mailed to the Directors five days before the meeting, or if all the Directors are present, or if all not present assent in writing to such change.

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